SCHEDULE 14A INFORMATION
(Rule 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934 (Amendment No.      )

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ITLA Capital Corporation

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ITLA CAPITAL CORPORATION
888 Prospect Street, Suite 110
La Jolla, California 92037
(858) 551-0511

June 14, 2002

Dear Fellow Shareholder:

      On behalf of the Board of Directors and management of ITLA Capital Corporation, we cordially invite you to attend the Annual Meeting of Shareholders of ITLA Capital. The meeting will be held at 2:00 p.m., California time, on July 16, 2002 at the Hyatt Regency La Jolla, 3777 La Jolla Village Drive, San Diego, California.

      An important aspect of the meeting is the shareholder vote on corporate business items. I urge you to exercise your rights as a shareholder to vote and participate in this process. Shareholders are being asked to consider and vote upon (i) the election of two directors of ITLA Capital and (ii) the ratification of the appointment of Ernst & Young LLP as ITLA Capital’s independent auditors for the fiscal year ending December 31, 2002. Your Board of Directors unanimously recommends that you vote FOR both of the Board’s nominees for election as directors and FOR ratification of the appointment of Ernst & Young LLP.

      We encourage you to attend the meeting in person. Whether or not you plan to attend, however, please read the enclosed proxy statement and then complete, sign and date the enclosed proxy and return it in the accompanying postpaid return envelope as promptly as possible. This will save ITLA Capital additional expense in soliciting proxies and will ensure that your shares are represented at the meeting.

      Thank you for your attention to this important matter.

Very truly yours,

GEORGE W. HALIGOWSKI
Chairman of the Board, President and
Chief Executive Officer

ITLA CAPITAL CORPORATION
888 Prospect Street, Suite 110
La Jolla, California 92037
(858) 551-0511

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on July 16, 2002

      Notice is hereby given that the Annual Meeting of Shareholders of ITLA Capital Corporation (“ITLA Capital”) will be held at the Hyatt Regency La Jolla, 3777 La Jolla Village Drive, San Diego, California, on July 16, 2002 at 2:00 p.m., California time.

      A Proxy Card and a Proxy Statement for the Meeting are enclosed.

      The Meeting is for the purpose of considering and acting upon:

1. The election of two (2) directors of ITLA Capital;

2. The ratification of the appointment of Ernst & Young LLP as independent auditors for ITLA Capital for the fiscal year ending December 31, 2002; and

such other matters as may properly come before the Meeting, or any adjournments or postponements thereof.

The Board of Directors is not aware of any other business to come before the Meeting.

      Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned or postponed. Shareholders of record at the close of business on June 10, 2002 are the shareholders entitled to vote at the Meeting and any adjournments or postponements thereof. A complete list of shareholders entitled to vote at the Meeting will be available for inspection by shareholders at the main office of ITLA Capital during the ten days prior to the Meeting, as well as at the Meeting.

      You are requested to complete, sign and date the enclosed form of proxy, which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.

By Order of the Board of Directors

GEORGE W. HALIGOWSKI
Chairman of the Board, President and
Chief Executive Officer

La Jolla, California

June 14, 2002

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE ITLA CAPITAL THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

ITLA CAPITAL CORPORATION

888 Prospect Street, Suite 110
La Jolla, California 92037
(858) 551-0511

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held July 16, 2002

       This Proxy Statement is furnished in connection with the solicitation, on behalf of the Board of Directors of ITLA Capital Corporation (“ITLA Capital”), of proxies to be used at the Annual Meeting of Shareholders of ITLA Capital (the “Meeting”), and all adjournments or postponements of the Meeting. The Meeting will be held at the Hyatt Regency La Jolla, 3777 La Jolla Village Drive, San Diego, California, on July 16, 2002 at 2:00 p.m., California time. The accompanying Notice of Annual Meeting of Shareholders and form of proxy and this Proxy Statement are first being mailed to shareholders on or about June 14, 2002. Certain of the information provided herein relates to Imperial Capital Bank, a wholly owned subsidiary of ITLA Capital (sometimes referred to below as the “Bank”).

      At the Meeting, shareholders of ITLA Capital are being asked to consider and vote upon: (i) the election of two directors of ITLA Capital; and (ii) the ratification of the appointment of Ernst & Young LLP as ITLA Capital’s independent auditors for the fiscal year ending December 31, 2002.

Voting Rights and Proxy Information

      All shares of the common stock, par value $.01 per share (“Common Stock”), of ITLA Capital represented at the Meeting by properly executed proxies received prior to or at the Meeting and not revoked will be voted at the Meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted “FOR” the election of both nominees named in this Proxy Statement and “FOR” the ratification of the appointment of Ernst & Young LLP. ITLA Capital does not know of any matters, other than as described in the Notice of Annual Meeting of Shareholders, that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the Board of Directors, as proxy for the shareholder, will have the discretion to vote on such matters in accordance with its best judgment.

      Directors will be elected by a plurality of the votes cast. The ratification of the appointment of Ernst & Young LLP as ITLA Capital’s auditors requires the affirmative vote of a majority of the votes cast on the matter. In the election of directors, shareholders may either vote “FOR” both nominees for election or withhold their votes from either nominee or both nominees for election. Votes that are withheld and shares held by a broker, as nominee, that are not voted (so-called “broker non-votes”) in the election of directors will not be included in determining the number of votes cast. For the proposal to ratify the appointment of the independent auditors, shareholders may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to this proposal. Proxies marked to abstain will have the same effect as votes against the proposal, and broker non-votes will have no effect on the proposal. The holders of at least one-third of the outstanding shares of the Common Stock, present in person or represented by proxy, will constitute a quorum for purposes of the Meeting. Proxies marked to abstain and broker non-votes will be counted for purposes of determining a quorum.

      A proxy given pursuant to this solicitation may be revoked at any time before it is voted. Proxies may be revoked by: (i) duly executing and delivering to the Secretary of ITLA Capital a subsequent proxy relating to the same shares prior to the exercise of such proxy; (ii) filing with the Secretary of ITLA Capital at or before the Meeting a written notice of revocation bearing a later date than the proxy; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Anthony A. Rusnak, Esq., Secretary of ITLA Capital, at ITLA Capital Corporation, 888 Prospect Street, Suite 110, La Jolla, California 92037.

Voting Securities and Principal Holders Thereof

      Shareholders of record as of the close of business on June 10, 2002 will be entitled to one vote for each share then held. As of that date ITLA Capital had 6,079,095 shares of Common Stock outstanding.

      The following table sets forth, as of June 10, 2002, certain information as to (i) those persons who were known by management to be beneficial owners of more than five percent of ITLA Capital Common Stock outstanding; (ii) the shares of Common Stock beneficially owned by the executive officers named below; and (iii) the shares of Common Stock beneficially owned by all executive officers and directors of ITLA Capital as a group. For information regarding share ownership by directors individually, see “Proposal I — Election of Directors.” The address of each person named in the table, except where otherwise indicated, is the same address as ITLA Capital. An asterisk denotes beneficial ownership of less than one percent.

	Shares Beneficially		Percent
Beneficial Owner	Owned		of Class

Franklin Mutual Advisors, LLC	689,000	(1)	11.33%
51 John F. Kennedy Parkway Short Hills, New Jersey 07078
Wellington Management Company, LLP	642,500	(2)	10.57%
75 State Street Boston, Massachusetts 02109
T. Rowe Price Associates, Inc.	610,850	(3)	10.05%
100 E. Pratt Street Baltimore, Maryland 21202
Thomson Horstmann & Bryant, Inc.	570,050	(4)	9.38%
Park 80 West, Plaza Two Saddle Brook, New Jersey 07663
Dimensional Fund Advisors, Inc.	560,200	(5)	9.22%
1299 Ocean Avenue, 11th Floor Santa Monica, California 90401
Eubel Brady & Suttman Asset Management Inc.	322,720	(6)	5.31%
7777 Washington Village Drive, Suite 210 Dayton, Ohio 45459
Granite Capital, L.L.C., et. al	308,100	(7)	5.07%
126 East 56th Street, 25th Floor New York, New York 10022
George W. Haligowski	504,399	(8)	7.83%
Chairman of the Board, President and Chief Executive Officer
Norval L. Bruce	119,501	(8)	1.94%
Vice Chairman and Chief Credit Officer
Timothy M. Doyle	77,385	(8)	1.26%
Senior Managing Director and Chief Financial Officer
Steven C. Romelt	69,435	(8)	1.13%
Managing Director and Chief Lending Officer of the Bank
Don Nickbarg	15,333	(8)	*
Senior Managing Director and Chief Operating Officer
All directors and executive officers as a group (12 persons)	838,320	(9)	12.42%

(1)	As reported by Franklin Mutual Advisors, LLC (“Franklin”) on a Schedule 13G/A filed on January 18, 2000 with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended. Franklin reported sole voting and dispositive powers as to all 689,000 shares covered by the report.

(2)	As reported by Wellington Management LLP (“Wellington”) on a Schedule 13G/A filed on February 12, 2002 with the SEC. Of the shares covered by the report, Wellington reported sole voting and dispositive powers as to no shares, shared voting power as to 410,600 shares, and shared dispositive power as to all 642,500 shares.

(3)	As reported by T. Rowe Price Associates, Inc. (“T. Rowe Price”) on a Schedule 13G filed on February 14, 2002 with the SEC. T. Rowe Price reported sole voting power as to 193,400 shares and sole dispositive power as to 610,850 shares. T. Rowe Price SmallCap Fund, Inc., an affiliate of T. Rowe Price, reported sole voting power as to 367,000 shares.

(4)	As reported by Thomson Horstmann & Bryant, Inc. (“Thomson”) on a Schedule 13G/A filed on January 23, 2002 with the SEC. Thomson reported sole voting power as to 253,600 shares, sole dispositive power as to 570,050 shares, and shared voting and dispositive power as to none of the 570,050 shares covered by the report.

(5)	As reported by Dimensional Fund Advisors (“Dimensional”) on a Schedule 13G/A filed on February 12, 2002 with the SEC. Dimensional reported sole voting and dispositive powers as to all 560,200 shares covered by the report.

(6)	As reported by Eubel Brady and Suttman Asset Management, Inc. (“Suttman”) on a Schedule 13G/A filed on February 14, 2002 with the SEC. Suttman reported shared voting and dispositive powers as to all of the 322,720 shares covered by the report.

(7)	As reported by Granite Capital, L.L.C. (“Granite L.L.C.”), Granite Capital, L.P. (“Granite”), Granite Capital II, L.P. (“Granite II”), Granite Overseas Limited (“Granite Overseas”), Granum Value Fund (“Granum Value”), Granum Capital Management, L.L.C. (“Granum Management”), Lewis M. Eisenberg and Walter F. Harrison III in a Schedule 13G filed with the SEC on May 30, 2002. Granite L.L.C. is the general partner of Granite and Granite II and serves as investment manager to Granite Overseas. Granum Management serves as investment adviser to Granum Value. Messrs. Eisenberg and Harrison serve as managing members of Granite L.L.C. and Granum Management. With respect to the 308,100 shares listed, Granite L.L.C. reported shared voting and dispositive powers as to 288,100 shares, Granite reported shared voting and dispositive powers as to 267,100 shares, Granite II reported shared voting and dispositive powers as to 13,100 shares, Granite Overseas reported shared voting and dispositive powers as to 7,900 shares, Granum Value reported shared voting and dispositive powers as to 20,000 shares, Granum Management reported shared voting and dispositive powers as to 20,000 shares, and Messrs. Eisenberg and Harrison each reported shared voting and dispositive powers as to all 308,100 shares.

(8)	Includes 360,000, 93,334, 58,334, 50,000 and 15,333 shares underlying stock options which are currently exercisable or which will become exercisable within 60 days after June 10, 2002, held by Messrs. Haligowski, Bruce, Doyle, Romelt and Nickbarg, respectively.

(9)	Includes shares held directly, as well as an aggregate of 668,002 shares underlying stock options which are currently exercisable or which will become exercisable within 60 days after June 10, 2002, vested shares held under ITLA Capital’s Supplemental Executive Retirement Plan, and shares held in other retirement accounts or by certain members of the named individual’s families or corporations of which an individual is an officer or director or held by trust of which an individual is trustee or a substantial beneficiary, over which shares the individual may be deemed to have sole or shared voting and/or dispositive power.

PROPOSAL I — ELECTION OF DIRECTORS

      ITLA Capital’s Board of Directors is comprised of six members. One-third of the directors are elected annually. Directors of ITLA Capital are generally elected to serve for three-year terms or until their respective successors have been elected and qualified.

      The table below sets forth certain information regarding the composition of ITLA Capital’s Board of Directors, including the directors’ terms of office. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to the nominee) will be voted at the Meeting for the election of the nominees identified below. If any nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reasons why the nominees might be unable to serve, if elected. There are no arrangements or understandings between any nominee and any other person pursuant to which the nominee was selected. An asterisk denotes beneficial ownership of less than one percent.

					Shares of
					Common Stock
				Term	Beneficially	Percent
		Positions Held	Director	to	Owned at	of
Name	Age(1)	in ITLA Capital	Since	Expire	June 10, 2002(2)	Class

Nominees
George W. Haligowski	47	Chairman of the Board, President and Chief Executive Officer	1996	2005	504,399	7.83%
Hirotaka Oribe	68	Director	1996	2005	10,200	*
Directors Continuing in Office
Norval L. Bruce	60	Vice Chairman of the Board and Chief Credit Officer	1997	2003	119,501	1.94%
Jeffrey L. Lipscomb	48	Director	1996	2003	10,400	*
Sandor X. Mayuga	52	Director	1996	2004	10,800	*
Robert R. Reed	63	Director	1996	2004	10,200	*

(1)	As of June 10, 2002.

(2)	Includes shares held directly, shares held in retirement accounts or by certain members of the named individuals’ families or corporations for which an individual is an officer or director or held by trust of which an individual is trustee or a substantial beneficiary, over which shares the individual may be deemed to have sole or shared voting and/or investment power. Includes for Messrs. Haligowski, Oribe, Bruce, Lipscomb, Mayuga and Reed, respectively, 360,000 shares, 10,000 shares, 93,334 shares, 10,000 shares, 10,000 shares and 10,000 shares, which are subject to currently exercisable options and options which will become exercisable within 60 days after June 10, 2002, under ITLA Capital’s stock option plans.

      The business experience of each of the directors of ITLA Capital for at least the past five years is as follows:

      George W. Haligowski has served as ITLA Capital’s Chairman of the Board, President and Chief Executive Officer since its formation in 1995. He has also served as the Bank’s Chairman of the Board and Chief Executive Officer since 1992, and was the Bank’s President from 1992 to October 1997. In 2000 he was again appointed as President of the Bank. From 1990 to the present, he has also served as President, Chief Executive Officer and Principal of Halivest International, Ltd., an international finance and asset management company. He was previously employed as a Vice President by Shearson Lehman Hutton (1988 to 1990) and Prudential-Bache Securities (1983 to 1988), and by Avco Financial Services as Regional Director of its Japanese branch operations (1976 to 1981), as Training Coordinator for Avco Thrift and Loan (1976) and as a Branch Manager (1974 to 1976).

      Hirotaka Oribe is a licensed architect with international experience in real estate development and urban planning. Since 1993, Mr. Oribe has served as an advisor to Kajima Development Resources, Inc. From 1979 to 1993, Mr. Oribe was Executive Vice President, Chief Operating Officer and a Director of Kajima Development Corporation, a firm engaged in development and construction of single-family and multi-family housing, office buildings, retail space and land development. Mr. Oribe previously held other positions with affiliates of Kajima Corporation of Japan from 1973 to 1979 and was a practicing architect from 1962 to 1973.

      Norval L. Bruce has served as the Vice Chairman and Chief Credit Officer for ITLA Capital and the Bank since June 1999. He was President and Chief Operating Officer of the Bank from October 1997 to June 1999, and Executive Vice President and Chief Credit Officer of the Bank from 1990 to October 1997. Mr. Bruce is also a director of the Bank. From 1988 to 1989, he served as Executive Vice President and Chief Credit Officer of Security Pacific Bank, Nevada. He was previously employed by Security Pacific Bank from 1965 to 1988 in a variety of positions including management positions in which he was responsible for both loan origination and credit quality.

      Jeffrey L. Lipscomb is an Investment Advisory Associate with AXA Advisors and formerly was a Registered Principal and Assistant Manager of the San Diego office of Equitable Financial Companies since 1986, handling corporate group benefits and personal financial planning, and also was with Kidder Peabody from 1983 to 1986.

      Sandor X. Mayuga is a member of the California State Bar and has been a member of the law firm of Tisdale & Nicholson since 1994. He conducted his own law practice from 1983 to 1994 and was a partner in the Financial Institutions Department of Finley, Kumble, Wagner, Heine, Underberg, Manly & Casey, a New York-based national law firm, from 1980 to 1983. Previously, he served as Assistant General Counsel of Hunt-Wesson Foods, Inc., a subsidiary of Norton Simon, Inc., and was associated with two large regional law firms in Los Angeles County. Since 1980, Mr. Mayuga’s practice has focused on the representation of financial institutions and other finance-related businesses in corporate, transactional and regulatory matters.

      Robert R. Reed is retired from Household International where he was employed in various positions from 1960 to 1992. Mr. Reed served as Vice President of Household Bank from 1980 to 1992. Mr. Reed was previously employed in management positions with Household Financial Corporation from 1962 to 1980.

Board of Directors Meetings and Committees

      Meetings of the Board of Directors of ITLA Capital are generally held as required. During fiscal 2001, the Board of Directors held six meetings. No director attended fewer than 75% of the total number of meetings of the Board of Directors of ITLA Capital held during 2001 and the total number of meetings held by all Board committees on which the director served during 2001. The Board of Directors of ITLA Capital has standing Executive, Audit and Compensation Committees, the function and composition of which are described below.

      ITLA Capital’s Board of Directors acts as the nominating committee that nominates officers and directors for election as well as nominees to fill any vacancies which may exist on the Board. The Board will consider nominees recommended by others; however, it has not actively solicited nominations or established any procedures for this purpose.

      Pursuant to ITLA Capital’s bylaws, nominations for election as directors by shareholders must be made in writing and delivered to the Secretary of ITLA Capital at least 90 days prior to the annual meeting date. If, however, the date of the meeting is first publicly disclosed less than 100 days prior to the date of the meeting, nominations must be received by ITLA Capital not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting was mailed to shareholders or the day on which public disclosure of the date of the meeting was first made. In addition to meeting the applicable deadline, nominations must be accompanied by certain information specified in ITLA Capital’s bylaws.

      Executive Committee. The primary responsibilities of the Executive Committee are to advise ITLA Capital’s management on matters when the full Board of Directors is unavailable or to conduct business as specifically designated by the full Board. The current members of the Executive Committee are Messrs. Haligowski, Oribe and Bruce. The Executive Committee held twelve meetings in fiscal 2001.

      Audit Committee. The primary responsibilities of the Audit Committee are to recommend to the Board of Directors a firm of independent certified public accountants to conduct the annual audit of ITLA Capital’s books and records; to review with such accounting firm the scope and results of the annual audit; to review the performance by such independent accountants of professional services in addition to those which are audit related; and to consult with the internal and independent auditors with regard to the adequacy of ITLA Capital’s system of internal controls. The members of the Audit Committee are Messrs. Lipscomb, Reed and Mayuga. The Audit Committee held five meetings in fiscal 2001. For additional information regarding the Audit Committee, see “Audit Committee Matters” below.

      Compensation Committee. The primary responsibilities of the Compensation Committee are to establish and review the compensation, both direct and indirect, to be paid to ITLA Capital’s executive officers and other members of management; to review and submit to the Board of Directors its recommendations with respect to executive compensation plans; to establish and review periodically ITLA Capital’s policies relating to executive perquisites; and to oversee ITLA Capital’s employee benefit plans. The members of the Compensation Committee are Messrs. Lipscomb and Oribe. The Compensation Committee met once in fiscal 2001.

Audit Committee Matters

      Audit Committee Report. The Audit Committee of the Board of Directors of ITLA Capital has issued the following report with respect to the audited financial statements of ITLA Capital for the fiscal year ended December 31, 2001:

•	The Audit Committee has reviewed and discussed with ITLA Capital’s management ITLA Capital’s fiscal 2001 audited financial statements;

•	The Audit Committee has discussed with the independent auditors of ITLA Capital’s 2001 financial statements (Arthur Andersen LLP) the matters required to be discussed by Statement on Auditing Standards No. 61;

•	The Audit Committee has received the written disclosures and letter from Arthur Andersen LLP required by Independence Standards Board No. 1 (which relates to the auditors’ independence from ITLA Capital and its related entities) and has discussed with Arthur Andersen LLP their independence from ITLA Capital; and

•	Based on the review and discussions referred to in the three items above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in ITLA Capital’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

      Submitted by the Audit Committee of the Board of Directors of ITLA Capital:

Jeffrey L. Lipscomb

Robert R. Reed
Sandor X. Mayuga

      Independence. Each member of the Audit Committee is “independent” under the definition of independence contained in the National Association of Securities Dealers’ listing standards for the Nasdaq Stock Market.

      Audit Committee Charter. ITLA Capital has adopted a written audit committee charter. A copy of the charter is attached to this proxy statement as Appendix “A”.

Director Compensation

      Directors Fees. Each non-employee director was paid a monthly fee during 2001 of $1,800 for serving on ITLA Capital’s Board of Directors. Each non-employee director is paid $500 for each Board or committee meeting attended for service on such committee.

      Voluntary Retainer Stock and Deferred Compensation Plan. In 1996, ITLA Capital adopted the Voluntary Retainer Stock and Deferred Compensation Plan for Outside Directors (the “Outside Director Plan”). The Outside Director Plan provides for the deferral of compensation earned by non-employee directors in the form of Stock Units (“Stock Units”) in a Stock Unit account (“Stock Unit Account”). Directors may elect to have up to 100% of their fees converted into stock units.

      For dividends paid with respect to the Common Stock, each non-employee director has credited to his Stock Unit Account an additional number of Stock Units in an amount determined under the Outside Director Plan. Each non-employee director’s Stock Unit Account will be settled by delivering to the non-employee director (or his beneficiary) the number of shares of ITLA Capital Common Stock equal to the number of whole Stock Units then credited to the non-employee director’s Stock Unit Account, in either (i) a lump sum or (ii) substantially equal annual installments over a period not to exceed ten years.

      Directors Stock Option Plan. ITLA Capital has a Director Stock Option Plan pursuant to which directors are eligible to receive options to purchase Common Stock. The purpose of the Director Stock Option Plan is to enable ITLA Capital to attract, retain and motivate directors and further align their interests with those of ITLA Capital shareholders.

      Grants to non-employee directors are made by the Board of Directors pursuant to a predetermined formula. Stock options to purchase 5,000 shares of Common Stock are automatically granted to non-employee directors upon their initial election to the Board of Directors, and options to purchase an additional 1,000 shares are granted annually, for the subsequent five years thereafter, provided such individuals continue to serve as directors.

Compensation Committee Interlocks and Insider Participation

      During 2001, the Compensation Committee was comprised of Directors Lipscomb and Oribe.

Executive Compensation

      The following table sets forth the compensation of the Chief Executive Officer and the four other highest earning executive officers of ITLA Capital with salary and bonus greater than $100,000 for the year ended December 31, 2001 (the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

						Long-Term
						Compensation

		Annual Compensation					Restricted	All
							Stock	Other
		Salary		Bonus		Options	Awards	Compensation
Name and Principal Position	Year	($)		($)		(#)(1)	($)(8)	($)

George W. Haligowski	2001	$397,515		$457,125	(2)	—	$702,000	$78,761	(3)
Chairman of the Board, President	2000	$396,249		$582,125		—	—	$76,255	(3)
and Chief Executive Officer	1999	$350,013		$402,500	(2)	10,000	$114,327	$63,123	(3)
Norval L. Bruce	2001	$200,538	(9)	$96,502	(9)	—	$115,803	$17,069	(4)
Vice Chairman of the Board,	2000	$192,064	(9)	$110,825	(9)	5,000	—	$14,399	(4)
Chief Credit Officer	1999	$181,103		$87,500		15,000	$35,964	$8,991	(4)
Timothy M. Doyle	2001	$166,633		$80,186		—	$96,219	$11,700	(5)
Senior Managing Director and	2000	$150,499		$65,913		5,000	—	$11,519	(5)
Chief Financial Officer	1999	$131,429		$63,500		15,000	$26,100	$11,169	(5)
Steven C. Romelt	2001	$160,478	(10)	$76,657	(10)	—	$91,981	$17,896	(6)
Managing Director and Chief	2000	$153,697	(10)	$72,660	(10)	—	—	$20,678	(6)
Lending Officer of Imperial	1999	$144,975		$84,000		10,000	$28,764	$14,437	(6)
Don Nickbarg	2001	$130,946		$62,550		10,000	$18,765	$4,782	(7)
Senior Managing Director and	2000	$118,533		$33,000		9,000	—	$8,849	(7)
Chief Operating Officer	1999	$97,504		$8,384		6,000	—	$2,516	(7)

(1)	Options were granted on various dates and vest one-third on each of the three subsequent anniversary dates of issuance.

(2)	Of the bonus amounts for 2001 and 1999, $200,000 and $329,513 was deferred by Mr. Haligowski at his election pursuant to ITLA Capital’s Nonqualified Deferred Compensation Plan.

(3)	Consists of (a) $23,400 in auto related benefits, (b) $30,000 in supplemental housing payments, (c) $7,760 in life insurance premiums, (d) $5,100 in employer contributions to ITLA Capital’s 401(k) plan and (e) $12,501 in preferential interest on employee savings accounts in 2001. The respective amounts were $23,400, $30,000, $7,760, $5,100 and $9,995 for 2000 and $4,685, $30,000, $7,553, $4,800 and $16,085 for 1999.

(4)	Consists of (a) $2,182 in auto related benefits, (b) $2,054 in life insurance premiums, (c) $5,100 in employer contributions to ITLA Capital’s 401(k) plan and (d) $7,733 in preferential interest on employee savings accounts in 2001. The respective amounts were $2,182, $1,724, $5,100 and $5,393 for 2000 and $2,139, $2,017, $4,800 and $35 for 1999.

(5)	Consists of (a) $1,476 in auto related benefits, (b) $5,100 in employer contributions to ITLA Capital’s 401(k) plan (c) $4,645 in life insurance benefits and (d) $97 in preferential interest on employee savings accounts in 2001. The respective amounts were $1,476, $5,100, $4,943 and none for 2000, and $1,476, $4,800, $4,893 and none for 1999.

(6)	Consists of (a) $9,000 in auto related benefits, (b) $739 in life insurance premiums, (c) none in employer contributions to ITLA Capital’s 401(k) plan and (d) $8,157 in preferential interest on employee savings accounts in 2001. The respective amounts were $9,000, $705, $5,100 and $5,873 for 2000 and $9,000, $463, $4,800 and $174 for 1999.

(7)	Consists of (a) $1,440 in auto related benefits, (b) $2,880 in employer contributions to ITLA Capital’s 401(K) plan and (c) $378 in life insurance benefits in 2001 and (d) $84 in preferential interest on employee savings accounts in 2001. The respective amounts were $1,440, $4,546, $330 and $2,533 for 2000 and $0, $2,250, $266 and $0 for 1999.

(8)	Includes ITLA Capital stock granted and allocated to the Long-Term Supplemental Executive Retirement Plan under the Recognition and Retention Plan previously approved by the shareholders.

(9)	Of the salary and bonus amounts for 2001, $100,269 and $48,251, respectively was deferred at Mr. Bruce’s election under ITLA Capital’s Nonqualified Deferred Compensation Plan. The deferred amounts for 2000 were $46,124 and $85,636, respectively.

(10)	Of the salary and bonus amounts for 2001, $155,938 and $71,188, respectively, was deferred at Mr. Romelt’s election under ITLA Capital’s Nonqualified Deferred Compensation Plan. The deferred amounts for 2000 were $0 and $61,770, respectively.

      The following table sets forth certain information concerning the number and value of stock option grants for the Named Executive Officers in 2001. No stock appreciation rights have been granted pursuant to ITLA Capital’s stock option plans.

OPTION/ SAR GRANTS IN LAST FISCAL YEAR

	Individual Grants				Potential Realizable
Value of Assumed
		% of Total			Annual Rates of Stock
	Number of	Options			Price Appreciation for
	Underlying	Granted to	Exercise		Option Term
	Options	Employees	or Base
	Granted	in Fiscal	Price	Expiration	5%	10%
Name	(#)	Year	($/Share)	Date	($)	($)

George W. Haligowski	—	—	—	—	—	—
Norval L. Bruce	—	—	—	—	—	—
Timothy M. Doyle	—	—	—	—	—	—
Steven C. Romelt	—	—	—	—	—	—
Don Nickbarg	10,000	12.7	$16.21	05/09/2011	$101,944	$258,346

      The following table sets forth certain information concerning the number and value of stock options at December 31, 2001 held by the Named Executive Officers.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND

OPTION VALUES AT DECEMBER 31, 2001

			Number of Unexercised		Value of Unexercised
			Option at		“In-the-Money” Options
	Shares		Fiscal Year-End		at Fiscal Year-End(1)
	Acquired
	on	Value
	Exercise	Realized	(#)		($)
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

George W. Haligowski	—	n/a	356,667	3,333	$3,432,402	$23,198
Norval L. Bruce	—	n/a	86,667	8,333	$645,703	$67,997
Timothy M. Doyle	—	n/a	51,667	8,333	$291,428	$67,997
Steven C. Romelt	—	n/a	46,667	3,333	$252,302	$23,198
Don Nickbarg	—	n/a	7,000	18,000	$54,386	$114,514

(1)	The difference between the aggregate option exercise price and the closing price of $20.96 of the underlying shares at December 31, 2001.

Agreements with Mr. Haligowski

      ITLA Capital has entered into an employment agreement with Mr. Haligowski. The employment agreement provides for an initial employment term of five years, with the agreement automatically annually extending for an additional one-year period each year unless either party provides the other with at least 90 days notice of the non-extension or termination. The employment agreement provides that ITLA Capital may terminate Mr. Haligowski “for cause,” as defined in the employment agreement. In the event Mr. Haligowski is “involuntarily terminated,” as defined in the employment agreement, including following a “change of control,” as defined in the employment agreement, Mr. Haligowski will be entitled to receive during the remaining term of the agreement his base salary calculated at the highest annual rate during the three years prior to his involuntary termination and the average amount of cash bonus and incentive compensation paid for the two years prior to his involuntary termination, if any, the continuation of all employment related benefits for the 60 months following the date of termination and the immediate vesting of any stock options and restricted stock awards previously granted and outstanding. As a result of a change of control, Mr. Haligowski will also be retained as a consultant for an eighteen month period following the change in control at a monthly consulting fee equal to 75% of his base salary and an additional contribution to his account in ITLA Capital’s Supplemental Executive Retirement Plan equal to 3.95 times his base salary. In addition, the terms of the employment agreement will be extended 60 months and stock options and restricted stock awards previously granted and outstanding, salary continuation plans, equity club memberships and other fringe benefits will immediately vest following a change of control. The annual base salary for Mr. Haligowski under the employment agreement is currently $447,500 (which may be increased from time to time by the Board of Directors). The employment agreement also provides for, among other things, annual incentive compensation, disability pay, participation in stock benefit and salary continuation plans, and other fringe benefits, including a supplemental housing payment of not less than $2,500 per month, an automobile allowance of not less than $1,950 per month, and life insurance coverage in an amount not less than four times Mr. Haligowski’s annual salary. In addition, ITLA Capital must maintain health, dental and life insurance benefits for the 60 months following an involuntary termination and transfer title to ITLA Capital’s owned vehicle currently used by Mr. Haligowski. In March 2000, ITLA Capital adopted a Salary Continuation Plan for the benefit of Mr. Haligowski. Under the terms of this plan, Mr. Haligowski will be entitled to receive monthly payments, based on 75% of his average monthly base salary for the three years preceding the year in which the plan benefits become payable, for a 15 year period. The benefits under the plan become payable on the earlier of Mr. Haligowski’s retirement upon reaching age 65, or his death, disability, or involuntary termination (other than a termination for cause, as defined in the agreement). If Mr. Haligowski voluntarily terminates his employment prior to reaching age 65, the benefit payable to him under the plan will be prorated based on the ratio of the actual period that he worked while the plan is in effect to the scheduled period of time that he would have worked if he had continued to work until reaching age 65. If ITLA Capital undergoes a change of control, the vesting of plan benefits accelerates and become payable monthly over a ten-year period, with an increased monthly payment to reflect the shorter payment period.

Change of Control Agreements

      ITLA Capital has entered into change of control agreements with Messrs. Bruce, Doyle, Romelt and Nickbarg. The change in control agreements have initial terms of one year and shall automatically extend for additional one-year periods upon a change of control, as defined in the agreement, or upon their anniversary date, unless either party provides the other with at least 90 days notice of termination. These agreements provide that in the event the officer is involuntarily terminated within 24 months following a change of control, as defined in the agreement, the officer shall be entitled to receive upon such termination an amount equal to the greater of the annualized salary as in effect on the date of the change of control or the date of termination for a period of up to 18 months and a pro rata portion of his bonus from the previous year. In addition, ITLA Capital will maintain health, dental and life insurance benefits for up to the next 18 months for each officer and transfer title to ITLA Capital’s owned vehicle currently used by the officer or, in the event the officer receives a monthly cash car allowance in lieu of the use of ITLA Capital’s vehicle, ITLA Capital shall pay an amount equal to up to 18 times the monthly allowance. Stock options and restricted stock awards previously granted and outstanding will also immediately vest. The annual base salaries for Messrs. Bruce, Doyle, Romelt and Nickbarg are currently $219,000, $182,000, $175,000 and $166,000, respectively.

      Both Mr. Haligowski’s employment agreement and the change of control agreements also provide that to the extent any payments made may be considered excess parachute payments under Section 280G of the Internal Revenue Code that are subject to excise tax, ITLA Capital will pay an additional amount needed to insure that the amount of payments and value of benefits received equals the same amount in the absence of any excise tax.

Supplemental Executive Retirement Plan (SERP)

      The SERP provides that the compensation committee may make restricted stock awards under ITLA Capital’s Recognition and Retention Plan (RRP) on a tax deferred basis through the SERP. The SERP further provides that Mr. Haligowski shall receive an allocation annually, subject to the performance terms of the RRP, of a restricted stock award equal to one-third of his base salary and all other participants shall receive an award equal to one-fifth of base salary subject to the approval of the compensation committee, which may also allocate a greater or lesser award or no award in its discretion. For this purpose, each share of

Common Stock has been valued at $9.00 per share, the fair market value of the Common Stock on the date of issuance to the SERP. A participant shall only have a vested right to amounts allocated to his or her account if the participant is employed on the last day of a three year vesting cycle or earlier at the discretion of the compensation committee. Upon a change in control (as defined in the SERP), the participant shall have an accelerated vesting of all shares allocated to his or her account. The participant shall only have a right to vested shares in his or her account upon normal retirement, death, disability or termination.

The last day of the next vesting cycle for shares allocated to the SERP accounts for the benefit of the participants for the years 2000, 2001 and 2002 is December 31, 2002.

Nonqualified Deferred Compensation Plan

      The ITLA Capital Corporation Supplemental Salary Savings Plan (the “Supplemental Plan”) and Nonqualified Deferred Compensation Plan (the “Deferral Plan”) are designed to provide additional retirement benefits for certain officers and highly compensated employees. The Supplemental Plan provides participating employees with an opportunity to make up benefits not available under ITLA Capital’s 401(k) Plan due to any application of limitations on compensation and maximum benefits under the 401(k) Plan. Benefits under the Supplemental Plan are provided at the same time and in the same form as benefits under the 401(k) Plan, and become taxable to the participant at that point. The Deferral Plan allows a participant to defer receipt of, and current taxation upon, designated portions of the participant’s direct cash compensation until a future date specified by the participant. Both of these plans are unfunded plans, meaning that all benefits payable thereunder are payable from ITLA Capital’s general assets, and funds available to pay benefits are subject to the claims of ITLA Capital’s general creditors. ITLA Capital has established a Rabbi Trust with a third party FDIC insured financial institution which holds the contributions to the Supplemental Plan and Deferral Plan, for the purpose of providing the benefits set forth under the terms of the plans. Participants only have the rights of unsecured creditors with respect to the Rabbi Trust assets.

Compensation Committee Report on Executive Compensation

      The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

      Compensation Policies. Under the supervision of the Board of Directors, ITLA Capital has developed and implemented compensation policies, plans and programs which seek to enhance the profitability of ITLA Capital, and thus shareholder value, by closely aligning the financial interests of ITLA Capital’s employees, including its Chief Executive Officer and ITLA Capital’s other senior management, with those of its shareholders.

      The executive compensation program of ITLA Capital is designed to:

•	Support a pay-for-performance policy that differentiates compensation based on corporate and individual performance;

•	Motivate employees to assume increased responsibility and reward them for their achievements;

•	Provide compensation opportunities that are comparable to those offered by other leading companies, allowing ITLA Capital to compete for and retain talented executives who are critical to ITLA Capital’s long-term success; and

•	Align the interests of executives with the long-term interests of shareholders through award opportunities that can result in ownership of Common Stock.

      At present, the executive compensation program is comprised of salary, annual cash bonus incentive opportunities, long-term incentive opportunities in the form of stock options and restricted stock awards, and miscellaneous benefits typically offered to executives by major corporations. The Committee considers the total compensation (earned or potentially available) in establishing each element of compensation so that total compensation paid is competitive with the market place, based on an independent compensation consultant’s survey of salary competitiveness of other financial institutions.

      For Mr. Haligowski and the other executive officers, as an executive’s level of responsibility increases, a greater portion of his or her potential total compensation opportunity is based on ITLA Capital performance incentives rather than on salary. Reliance on ITLA Capital performance causes greater variability in the individual’s total compensation from year to year. By varying annual and long-term compensation and basing both on corporate performance, ITLA Capital believes executive officers are encouraged to continue focusing on building profitability and shareholder value.

      Salaries. With respect to Mr. Haligowski’s base salary, the Committee took into account a comparison of salaries of chief executive officers of financial institutions statewide and established Mr. Haligowski’s salary, which was $397,500 as of January 1, 2001. Likewise, each executive officer’s base salary was determined utilizing financial institution compensation surveys.

      Stock Option Awards. The Employee Stock Incentive Plan is designed to align a significant portion of the executive compensation program with shareholder interests. The Employee Stock Incentive Plan provides for the granting of stock-based awards. To date, stock options are the only awards granted under the Employee Stock Incentive Plan to executive officers and other key employees.

      Restricted Stock Awards. In 1996, the Committee adopted a policy relating to the granting of restricted stock awards to executive officers and certain key employees under ITLA Capital’s Recognition and Retention Plan (the “RRP”) to be carried out by the Committee. Under this policy, awards may be granted to plan participants by the Committee utilizing objective criteria adopted by the Committee and approved by the Board of Directors, after taking into account the proposed allocations under ITLA Capital’s SERP, the practices of other publicly traded financial institutions and such other factors as deemed appropriate. In addition, under the formula, no awards under the proposed RRP may be granted in any year in which Imperial Capital Bank does not achieve a return on average assets of at least .50% and remain adequately capitalized under FDIC rules.

      In 1993, Section 162(m) was added to the Internal Revenue Code, the effect of which is to eliminate the deductibility of compensation over $1 million, with certain exclusions, paid to each of certain highly compensated executive officers of publicly held corporations, such as ITLA Capital. Section 162(m) applies to all remuneration (both cash and non-cash) that would otherwise be deductible for tax years beginning on or after January 1, 1994, unless expressly excluded. Because none of ITLA Capital’s executive officers is currently paid compensation significantly in excess of $1 million, ITLA Capital has not yet considered its policy regarding this provision.

Hirotaka Oribe                    Jeffrey L. Lipscomb

Shareholder Return Performance Presentation*

      Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on ITLA Capital’s Common Stock against the cumulative total return of the SNL All Thrift Index and the Nasdaq Market Index for the period commencing December 31, 1996 and ended December 31, 2001.

ITLA Capital Corporation

	Period Ending

Index	12/31/96	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01

ITLA Capital Corporation	100.00	128.33	100.83	83.75	127.50	139.73
NASDAQ — Total US*	100.00	122.48	172.68	320.89	193.01	153.15
SNL Thrift Index	100.00	170.16	149.66	122.25	195.21	208.65

*	Assumes $100 invested on December 31, 1996. Total return assumes reinvestment of dividends.

Certain Transactions

      During fiscal 2001, ITLA Capital utilized the services of Tisdale & Nicholson. Director Mayuga is a partner in that law firm. During 2001, this law firm received $48,320 in legal fees from ITLA Capital, which was not in excess of 5% of the firm’s total revenues for fiscal 2001.

      During the year, ITLA Capital utilized the services of a public relations firm, which is owned by Director Lipscomb’s spouse. During 2001, this public relations firm received $36,508 in fees from ITLA Capital.

PROPOSAL II — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

      On May 29, 2002, the Board of Directors of ITLA Capital dismissed ITLA Capital’s independent auditors, Arthur Andersen LLP, and upon recommendation by its Audit Committee, approved the engagement of Ernst & Young LLP as ITLA Capital’s independent auditors for the year ending December 31, 2002, subject to the ratification of that appointment by ITLA Capital’s shareholders at the Meeting.

      The reports of Arthur Andersen LLP on ITLA Capital’s financial statements as of and for the years ending December 31, 2001 and 2000, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

      During ITLA Capital’s two most recent fiscal years ended December 31, 2001 and 2000, and the subsequent interim period from January 1, 2002 through May 29, 2002, there were no disagreements with Arthur Andersen LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Arthur Andersen LLP would have caused Arthur Andersen LLP to make reference to the matter in their report. There were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

      Prior to the dismissal of Arthur Andersen LLP, ITLA Capital did not consult with Ernst & Young LLP regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on ITLA Capital’s financial statements; or (iii) a reportable event (as defined in paragraph 304(a)(1)(v) of Regulation S-K).

      As noted above, the appointment of Ernst & Young LLP to serve as ITLA Capital’s independent auditors for the 2002 fiscal year was made subject to the ratification of that appointment by ITLA Capital’s shareholders at the Meeting. A representative of Ernst & Young LLP is expected to attend the Meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires. Ratification of the appointment of the independent auditors requires approval of a majority of the votes cast on the proposal.

      THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS ITLA CAPITAL’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002.

      For the fiscal year ended December 31, 2001, Arthur Andersen LLP, the independent accounting firm which audited ITLA Capital’s 2001 financial statements, provided various audit and non-audit services to ITLA Capital. Set forth below are the aggregate fees billed for these services.

      (a) Audit Fees. The aggregate fees billed to ITLA Capital by Arthur Andersen LLP for professional services rendered for the audit of ITLA Capital’s financial statements for fiscal 2001 and the reviews of the financial statements included in ITLA Capital’s Form 10-Qs for that year were $205,350.00.

      (b) Financial Information Systems Design and Implementation Fees. There were $9,168.00 in fees for financial information systems design and implementation billed to ITLA Capital by Arthur Andersen LLP for fiscal 2001.

      (c) All Other Fees. Other than audit fees and the financial information design and implementation fees, the aggregate fees billed to ITLA Capital by Arthur Andersen LLP for fiscal 2001 were $24,394.00.

      The Audit Committee of the Board of Directors considered whether the provision of the services described in item (b) and (c) above by Arthur Andersen LLP was compatible with maintaining the independence of Arthur Andersen LLP.

SHAREHOLDER PROPOSALS

      In order to be eligible for inclusion in ITLA Capital’s proxy materials for next year’s Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at ITLA Capital’s executive office at 888 Prospect Street, Suite 110, La Jolla, California 92037 no later than February 14, 2003. Any such proposal will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended, and as with any shareholder proposal (regardless of whether included in ITLA Capital’s proxy materials), ITLA Capital’s certificate of incorporation and bylaws and Delaware law. To be considered for presentation at the next annual meeting, but not for inclusion in ITLA Capital’s proxy materials for the meeting, a shareholder proposal must be received at ITLA Capital’s executive office by April 17, 2003; however, if the date of the next annual meeting is held before June 26, 2003 or after September 14, 2003, the proposal must be received by the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which notice of the date of the annual meeting is mailed or public disclosure of the date of such meeting is first made.

OTHER MATTERS

      As of the date of this Proxy Statement, the Board of Directors is not aware of any business to come before the Meeting other than the matters described above in this Proxy Statement. If, however, any other matters should properly come before the Meeting, it is intended that the Board of Directors, as proxy for the shareholder, will act in accordance with its best judgment.

      The cost of solicitation of proxies will be borne by ITLA Capital. ITLA Capital will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitation by mail, directors, officers and regular employees of ITLA Capital may solicit proxies personally or by telegraph or telephone, without additional compensation. ITLA Capital has retained Regan & Associates, Inc. to assist in the solicitation of proxies for a fee estimated to be approximately $3,000.00, plus reasonable out of pocket expenses.

By Order of the Board of Directors

GEORGE W. HALIGOWSKI
Chairman of the Board, President and
Chief Executive Officer

La Jolla, California

June 14, 2002

APPENDIX A

ITLA CAPITAL CORPORATION

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS CHARTER

I.     PURPOSE

      The primary function of the Audit Committee (“the Committee”) is to assist the Board of Directors of ITLA Capital Corporation and its subsidiaries (collectively, the “Corporation”) in monitoring:

•	The effectiveness of the Corporation’s system of internal controls.

•	The integrity of the consolidated financial statements of the Corporation.

•	The compliance by the Corporation with legal and regulatory requirements.

      The Committee recognizes that it is the responsibility of management and the independent accountant, not the Committee, to plan and conduct audits and to determine that the Corporation’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. Further, it is not the responsibility of the Committee to conduct investigations, to resolve any disagreements between management and the independent accountant or to assure compliance with applicable laws and regulations and the Corporation’s internal policies and procedures.

      The Committee is also charged with reviewing the Corporation’s asset quality trends. In fulfilling that responsibility, the Committee reviews: credit concentrations, certain high risk credits, credit risk inherent in selected products and businesses, monitors management’s adherence to prudent and sound credit policies and practices. The Committee receives periodic reports from the Corporation’s credit review department summarizing the results of internal credit review examinations. In addition, the Committee also receives an annual credit review examination report from an independent credit review firm.

II.     COMPOSITION

      The Audit Committee shall be comprised of at least three directors who are appointed by the Board, each of whom shall be financially literate and shall have no relationship to the Corporation that may interfere with the exercise of their independence from management and the Corporation and at least one of whom shall have accounting or related financial management experience. Qualified Committee Members shall satisfy the applicable membership requirements under the rules of the Securities and Exchange Commission, National Association of Securities Dealers, Federal Deposit Insurance Corporation and the Department of Financial Institutions of the State of California, as such requirements are interpreted by the Board of Directors in its business judgment. Notwithstanding the foregoing, one director who is not an independent director may serve on the Committee, subject to compliance with NASD Rule 4310(c)(26)(b). The Board shall determine, at least annually, the eligibility of all Committee members.

      The members of the Committee shall be elected by the Board or until their successors shall be duly elected and qualified. Unless a Chair is appointed by the Board of Directors, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.     MEETINGS

      The Committee shall meet at least four times annually and will include representatives of the independent accountant, the Director of Internal Audit, the Chief Financial Officer and Chief Administrative Officer at the discretion of the Committee in order to carry out its responsibilities and duties pursuant to this Charter.

IV.     RESPONSIBILITIES AND DUTIES

      The Audit Committee shall review the scope of the proposed internal audit and external audit and review the actual coverage of those audit activities. The Committee shall review annually with management, the independent accountant and the Director of Internal Audit, the contents and conclusions of the audited financial statements.

      More specifically, the Committee shall:

Documents/ Reports Review

•	Review and update this Charter, at least annually, or as conditions dictate.

•	Ensure that at least once every three years the Corporation’s annual report to shareholders or Proxy statement contains a copy of the Audit Committee charter.

•	Review the Corporation’s annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

•	Review the regular internal reports to management prepared by the internal auditing department and management’s response.

•	Review with financial management and the independent accountants the 10-Q or 10-QSB prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

Independent Accountants

•	The independent accountants (internal and external auditors) are ultimately accountable to the ITLA Capital Corporation Board of Directors and the Audit Committee.

•	Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants.

•	Approve the appointment of the Corporation’s independent internal auditor.

•	On an annual basis, the Committee should review and discuss with the independent accountants all significant relationships the accountants have with the Corporation to determine the accountants’ independence. The Committee will ensure that the 40% limitation of total audit hours the independent accountants are permitted for internal financial audits requests is adhered to, and will request from the independent accountants a written statement regarding relationships and services which may affect objectivity and independence. The Committee will recommend that the full Board take appropriate action to ensure the independence of the accountant (independent auditor).

•	Review the performance of the independent accountants (internal and external) and approve any proposed discharge of the independent accountants when circumstances warrant.

•	Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization’s financial statements.

Financial Reporting Processes

•	In consultation with the independent accountants and the internal auditors, review the integrity and quality of the organization’s financial reporting processes, both internal and external.

•	Consider the independent accountants’ judgments about the quality and appropriateness (not just the acceptability) of the Corporation’s accounting principles as applied in its financial reporting.

•	Consider and approve, if appropriate, major changes or significant adjustments to the Corporation’s auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal auditing department.

Process Improvement

•	Establish regular and separate systems of reporting to the Audit Committee by management, the independent accountants and the internal auditors regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

•	Following completion of the annual audit, review separately with management, the independent accountants and the internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

•	Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

•	Review with the independent accountants, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

•	Assess the financial literacy and other skills required of each member of the Audit Committee to discharge their duties and responsibilities hereunder and to satisfy regulatory requirements.

Ethical and Legal Compliance

•	Review periodically the Company Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

•	Review management’s monitoring of the Corporation’s compliance with the organization’s Ethical Code, and ensure that management has the proper review system in place to ensure that the Corporation’s financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

•	Review activities, organizational structure, and qualifications of the internal audit department.

•	Review, with the organization’s counsel, legal and regulatory compliance matters.

•	Review, with the organization’s counsel, any legal matter that could have a significant impact on the organization’s financial statements.

REVOCABLE PROXY

ITLA CAPITAL CORPORATION
ANNUAL MEETING OF SHAREHOLDERS
July 16, 2002

    The undersigned hereby appoints the Board of Directors of ITLA Capital Corporation (“ITLA Capital”), and its survivor, with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of ITLA Capital which the undersigned is entitled to vote at the Annual Meeting of Shareholders (the “Meeting”), to be held on July 16, 2002 at the Hyatt Regency La Jolla, 3777 La Jolla Village Drive, California, at 2:00 p.m. (California Time), and at any and all adjournments or postponements thereof, as follows:

    I. The election as directors of both nominees listed below, each for a three-year term:

☐ FOR       ☐ FOR One But Not Both       ☐ VOTE WITHHELD

INSTRUCTION: To vote for both nominees, mark “FOR.” To vote for one nominee, but not both nominees, mark “FOR ONE BUT NOT BOTH” and strike a line through the name of the nominee below from whom you wish to withhold your vote. To withhold your vote from both nominees, mark “VOTE WITHHELD.”

GEORGE W. HALIGOWSKI              HIROTAKA ORIBE

    II. The ratification of the appointment of Ernst & Young LLP as independent auditors for ITLA Capital for the fiscal year ending December 31, 2002.

☐ FOR       ☐ AGAINST       ☐ ABSTAIN

    In its discretion, the Board of Directors, as proxy for the shareholder, is authorized to vote on any other business that may properly come before the Meeting or any adjournment or postponement thereof.

The Board of Directors recommends a vote “FOR” the election of both director nominees named above and

“FOR” the ratification of the appointment of Ernst & Young LLP.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF BOTH DIRECTOR NOMINEES NAMED ABOVE AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THE BOARD OF DIRECTORS, AS PROXY FOR THE SHAREHOLDER, THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    This proxy may be revoked at any time before it is voted by: (i) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of ITLA Capital prior to the exercise of this proxy; (ii) filing with the Secretary of ITLA Capital at or before the Meeting a written notice of revocation bearing a later date than the proxy; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). If this proxy is properly revoked as described above, then the power of the Board of Directors as attorneys and proxies for the undersigned shall be deemed terminated and of no further force and effect.

    The undersigned acknowledges receipt from ITLA Capital prior to the execution of this Proxy, of Notice of the Meeting, a related Proxy Statement and ITLA Capital’s Annual Report to Shareholders for the fiscal year ended December 31, 2001.

Dated:

PRINT NAME OF SHAREHOLDER

SIGNATURE OF SHAREHOLDER

Please sign exactly as your name appears above on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE